UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2009

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     Subsequent to the termination of his employment by Enzo Biochem, Inc., Shahram K. Rabbani (“Mr. Rabbani”), the Secretary and Treasurer and a member of the board of directors of Enzo Biochem, Inc. (the “Company”), and the former President of Enzo Clinical Labs, Inc., a wholly owned subsidiary of the Company (“Clinical Labs”), submitted on April 30, 2009, a demand for arbitration and related statement of claim to the American Arbitration Association. The statement of claim names the Company, Dr. Elazar Rabbani, the Chairman of the Board and Chief Executive Officer of the Company, and Barry W. Weiner, the President and Chief Operating Officer and a member of the board of directors of the Company, as respondents and alleges, among other things, claims relating to the termination of Mr. Rabbani’s employment as President of Clinical Labs.

     The statement of claim purports to allege claims for breach of contract against the Company, unlawful retaliation under Sarbanes-Oxley against the Company, Dr. Rabbani and Mr. Weiner, and tortious interference with contract against Dr. Rabbani and Weiner. Mr. Rabbani seeks damages of no less than $10 million including attorneys’ fees and costs.

     The Company believes the claims are without merit and intends to defend vigorously against them.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: May 8, 2009	By: /s/ Dr. Elazar Rabbani
Dr. Elazar Rabbani
Chairman of the Board and Chief
Executive Officer